                                                                    EXHIBIT 10.3








                          THE ATMOS ENERGY CORPORATION

                      SUPPLEMENTAL EXECUTIVE BENEFITS PLAN








                        Effective Date:  October 1, 1987
            Amended and Restated in its Entirety: November 13, 1996
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                               TABLE OF CONTENTS

Article                                                                     Page

I
                  Purpose and Effective Date...............................   1
    Section 1.1.  Purpose..................................................   1
    Section 1.2.  Effective Date...........................................   1

II
                  Definitions and Construction.............................   1
    Section 2.1.  Definitions..............................................   1
    Section 2.2.  Construction.............................................   5
    Section 2.3.  Governing Law............................................   5

III
                  Eligibility and Participation............................   6
    Section 3.1.  Employees Eligible to Participate........................   6

IV
                  Assets Used for Benefits.................................   6
    Section 4.1.  Amounts Provided by the Employer.........................   6
    Section 4.2.  Funding..................................................   7

V
                  Supplemental Pension Benefits............................   8
    Section 5.1.  Eligibility for Supplemental Pension.....................   8
    Section 5.2.  Amount of Supplemental Pension...........................   9
    Section 5.3.  Form of Payment of Supplemental Pension..................  11
    Section 5.4.  Commencement of Supplemental Pension.....................  11
    Section 5.5.  Supplemental Pensions After a Change in Control..........  11

VI
                  Disability Benefits......................................  12
    Section 6.1.  Eligibility For Disability Benefits......................  12
    Section 6.2.  Amount of Disability Benefits............................  12
    Section 6.3.  Payment of Disability Benefits...........................  13
    Section 6.4.  Payment of Supplemental Pension to Disabled
                  Participants.............................................  13

VII
                  Death Benefits...........................................  14
    Section 7.1.  Eligibility For Death Benefits...........................  14
    Section 7.2.  Amount of Death Benefit..................................  14
    Section 7.3.  Form of Payment of Death Benefit.........................  15
    Section 7.4.  Commencement of Death Benefits...........................  16

VIII
                  Administration...........................................  17
    Section 8.1.  Plan Administration......................................  17

                                       i
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    Section 8.2.  Powers of Plan Administrator.............................  17
    Section 8.3.  Calculation of Funding Obligations.......................  18
    Section 8.4.  Annual Statements........................................  18

IX
                  Miscellaneous Provisions.................................  19
    Section 9.1.  Amendment or Termination of the Plan.....................  19
    Section 9.2.  Nonguarantee of Employment...............................  21
    Section 9.3.  Nonalienation of Benefits................................  23
    Section 9.4.  Liability................................................  23
    Section 9.5.  Noncompetition Agreement.................................  23
    Section 9.6.  Participation Agreement..................................  24
    Section 9.7.  Successors to the Employer...............................  24

                                  ARTICLE  I

                          Purpose and Effective Date

      Section 1.1. Purpose: The purpose of this Plan is to provide supplemental retirement income, death and disability benefits to certain executive employees of Atmos Energy Corporation.

      Section 1.2. Effective Date: The Plan initially became effective on October 1, 1987, was amended and restated as of November 11, 1992, was amended as of November 8, 1995, was amended as of May 8, 1996, and has been amended and restated as of November 13, 1996.

                                  ARTICLE  II

                          Definitions and Construction

      Section 2.1. Definitions: The following words and phrases used in this Plan shall have the respective meanings set forth below, unless the context in which they are used clearly indicates a contrary meaning:


           (a) Beneficiary: The individual or individuals described in Section
      7.3 of this Plan who are receiving any benefit payments hereunder.

           (b) Board of Directors: The Board of Directors of the Employer.

           (c) Cause: The termination of employment by the Employer upon the happening of either (i) or (ii) as follows:

                (i) The willful and continued failure by the Participant to substantially perform his duties with the Employer (other than any such failure resulting from the Participant's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant by the Employer that specifically identifies the manner in which the Employer believes that the Participant has not substantially performed his duties.

               (ii) The Participant's willful engagement in conduct that is demonstrably and materially injurious to the Employer, monetarily or otherwise.

      For purposes of this paragraph, no act, or failure to act, on the Participant's part shall be deemed "willful" if done, or omitted to be done, by the Participant in good faith and with a reasonable belief that the action or omission was in the best interests of the Employer.

           (d)  Change in Control:

                (i)  The occurrence of any of the following:

                     (A) Any "person" (as defined in subparagraph (ii) below),
                other than a trustee or other fiduciary holding securities under an employee benefit plan of the Employer, is or becomes the "beneficial owner" (as defined in subparagraph (ii) below), directly or indirectly, of securities of the Employer representing 33-1/3% or more of the combined voting power of the Employer's then outstanding securities.

                     (B) During any period of two consecutive years (the
                "Period"), individuals who at the beginning of the Period constitute the Board of Directors of the Employer and any "new director" (as defined in subparagraph (ii) below) cease for any reason to constitute a majority of the Board of Directors.

                     (C) The shareholders of the Employer approve a merger or
                consolidation of the Employer with any other corporation, except if:

                          (1) the merger or consolidation would result in the
                     voting securities of the Employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of the Employer or such surviving entity outstanding immediately after such merger or consolidation; or

                          (2) the merger or consolidation occurs
                     in connection with the approval by the shareholders of the Employer of a plan of complete liquidation of the Employer or an agreement for the sale or disposition by the Employer of all or substantially all the Employer's assets.

                (ii) For purposes of subparagraph (i) above,

                     (A) "Person" shall have the meaning provided in Sections
                13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                     (B) "Beneficial owner" shall have the meaning provided in
                Rule 13d-3 under the Exchange Act.

                     (C) "New director" shall mean an individual whose election by the Employer's Board of Directors or nomination for election by the Employer's shareholders was approved by a vote of at least 2/3's of the directors then still in office who either were directors at the beginning of the Period or whose election or nomination for election was previously so approved. However, "new director" shall not include a director designated by a person who has entered into an agreement with the Employer to effect a transaction described in subparagraphs (i)(A) or (B) above.

           (e)  Compensation:  The sum of (i), (ii) and (iii) as follows:

                (i) The greater of (A) the Participant's annual base salary at the date of his termination of employment, or (B) the average of the Participant's annual base salary for the highest three (3) calendar years (whether or not consecutive) of the Participant's employment with the Employer.

                (ii) The greater of (A) the Participant's last Performance Award, or (B) the average of the highest three (3) Performance Awards (whether or not consecutive).

                (iii) The Participant's annual car allowance amount at the date of his termination of employment.

           (f) Death Benefit: The total benefit provided under this Plan upon the death of a Participant, which benefit is calculated in this Plan on a pre-tax basis.

           (g) Disability: The termination of a Participant's employment with the Employer on account of disability as determined under the Group Long-Term Disability Plan.

           (h) Disability Benefit: The monthly benefit provided under this Plan to a Participant who suffers a Disability, which benefit is calculated in this Plan on a pre-tax basis.

           (i) Eligible Employee: An employee who is either a corporate officer of the Employer elected by the Board of Directors (excluding any assistant officers that may be elected from time to time) or the president of an Operating Division.

           (j)  Employer:  Atmos Energy Corporation.

           (k) Group Long-Term Disability Plan: The Atmos Energy Corporation Group Long-Term Disability Plan, as amended from time to time.

           (l) Involuntary Termination: The termination of a Participant's participation in the Plan due to either (i) or (ii) as follows:

                (i) The Participant's employment with the Employer is terminated involuntarily by the Employer for any reason other than Cause or Disability.

                (ii) Any reason prior to his termination of employment with the Employer.

           (m) Operating Division: Energas Company, Greeley Gas Company, Trans Louisiana Gas Company, Western Kentucky Gas Company, and any other division of the Employer that the Employer may hereafter establish.

           (n) Participant: An Eligible Employee of the Employer who meets the requirements to participate in the Plan in accordance with the provisions of Article III hereof.

           (o) Participation Agreement: The agreement between the Employer and a Participant described in Section 9.6 of this Plan, executed in the form attached hereto as Exhibit C or in such other form as the Board of Directors, in its sole discretion, may establish from time to time.

           (o) Plan: The Atmos Energy Corporation Supplemental Executive Benefits Plan, as set forth herein and as amended from time to time.

           (p) Pension Plan: The Employees' Retirement Plan of Atmos Energy Corporation, the Western Kentucky Gas Retirement Plan, the Greeley Gas Company Employees' Pension Plan, or any other defined benefit pension plan subsequently adopted or established by the Employer, whichever is applicable, as amended from time to time. Any amount payable to or with respect to a Participant from any group annuity contract maintained in connection with the Pension Plan shall be deemed part of the benefit applicable to the Participant under the Pension Plan.

           (q) Performance Awards: Any amount paid, or authorized to be paid, to a Participant pursuant to any annual performance bonus plan adopted or established by the Employer, or, upon and after a Change in Control, any amount paid, or authorized to be paid, to a Participant as a performance related cash bonus in addition to his base cash compensation.

           (r) Plan Administrator:  The Board of Directors.

           (s) Plan Year: Each twelve (12) month period beginning on January 1 and ending on December 31.

           (t) Retired Participant: A Retired employee of the Employer who receives benefits under this Plan.

           (u) Retirement or Retire: A Participant's voluntary resignation from employment with the Employer after he is vested in his retirement benefits under the Pension Plan and has reached the age when he is eligible for the immediate commencement of those benefits from the Pension Plan.

           (v) Supplemental Pension: A Participant's monthly pension benefit provided under this Plan, which benefit is calculated in this Plan on a pre-tax basis.

      Section 2.2. Construction: The masculine gender, whenever appearing in this Plan, shall be deemed to include the feminine gender; the singular may include the plural; and vice versa, unless the context clearly indicates to the contrary.

      Section 2.3. Governing Law: This Plan shall be construed in accordance with and governed by the laws of the State of

Texas, except to the extent otherwise preempted by the Employee Retirement Income Security Act of 1974, as amended, or any other Federal law.

                                 ARTICLE  III

                         Eligibility and Participation

      Section 3.1. Employees Eligible to Participate: Each Eligible Employee shall participate in this Plan, provided he complies with the provisions of Sections 9.5 and 9.6 hereof. Any Participant who ceases being an Eligible Employee during his employment with the Employer shall immediately cease participation in this Plan, except as otherwise set forth herein.

                                  ARTICLE  IV

                           Assets Used for Benefits

      Section 4.1. Amounts Provided by the Employer: Benefits payable under this Plan shall constitute general obligations of the Employer in accordance with the terms of this Plan. The Employer may, in its sole discretion, establish a trust or other funding arrangement that is subject to the claims of the Employer's general creditors for the purpose of funding a Participant's accrued benefit payable under this Plan. Any such trust or other funding arrangement may also provide for the distribution to the Participant of an amount equal to any federal or state income taxes that are incurred by the Participant in the event the establishment of such trust or other funding arrangement constitutes the constructive receipt by the Participant of any benefits payable hereunder prior to the actual receipt of such benefits. The Employer shall make appropriate adjustments to the amount of the Participant's Supplemental Pension payable each month in order to reflect the effect upon such Supplemental Pension of the distribution described in the foregoing sentence.

      Section 4.2. Funding: Not later than the time each Participant Retires or becomes eligible to receive an unreduced Supplemental Pension under this Plan, whichever occurs first, the Employer shall contribute to a trust or other funding arrangement an amount necessary to fund 100% of the then-present value of such Participant's accrued Supplemental Pension. The amount required to be funded by this Section 4.2 shall be calculated in accordance with Section 8.3 hereof. Notwithstanding the foregoing, immediately upon a Change in Control, the Employer shall contribute to a trust or other funding arrangement an amount necessary to fund 100% of the then-present value of all Supplemental Pension benefits (vested and unvested) payable hereunder to each Participant and Retired Participant, regardless of whether any such person is then eligible to Retire or to receive an unreduced Supplemental Pension. The Employer shall review the funding status of each such trust or other funding arrangement required to be established under this Section 4.2 on an annual basis and shall make such contributions thereto as may be required to maintain the value of the assets thereof at no less than 100% of the then-present value of all such Supplemental Pension benefits. For purposes of this Section 4.2 only, notwithstanding the foregoing, no actions or events related to the merger of United Cities Gas Company ("United Cities") with and into the Employer, as contemplated by the Agreement and Plan of Reorganization, dated as of July 19, 1996, between the Employer and United Cities (the "Merger"), including shareholder approval of the Merger or the consummation of the Merger, shall constitute a Change in Control of the Employer that requires the Employer to make any contributions pursuant to this Section 4.2.

                                  ARTICLE  V

                         Supplemental Pension Benefits

      Section 5.1.  Eligibility for Supplemental Pension:

           (a) Upon Retirement. Except as otherwise provided elsewhere in this Plan or in a Participant Agreement, a Participant who has been an Eligible Employee for at least two years and Retires shall be entitled to receive a Supplemental Pension.

           (b) Upon Involuntary Termination Prior to a Change in Control. A Participant who suffers an Involuntary Termination prior to a Change in Control shall be entitled to receive a Supplemental Pension, subject to the provisions of Section 5.1(c) of this Plan, so long as he is vested in his retirement benefits under the Pension Plan at the time of his Involuntary Termination and has been an Eligible Employee for at least two years prior to the Involuntary Termination.

           (c) Upon Voluntary Termination Prior to a Change in Control or Termination For Cause. A Participant who voluntarily resigns from employment with the Employer prior to being eligible for Retirement and prior to a Change in Control or who is terminated from employment with the Employer for Cause shall not be entitled to receive a Supplemental Pension.

           (d) Upon Disability. A Participant who suffers a Disability shall be entitled to a Supplemental Pension as provided in Section 6.4.

      Section 5.2.  Amount of Supplemental Pension:

           (a) Upon Retirement. The Supplemental Pension payable to a Participant who Retires, and who has been an Eligible Employee for at least two years shall, unless reduced as provided in paragraph (b) below, equal (i) minus (ii) as follows:

                (i) One-twelfth (1/12th) of seventy-five percent (75%) of the Participant's Compensation, reduced if the Participant has fewer than ten (10) years of vesting service under the Pension Plan by one-tenth (1/10th) for each year of his vesting service less than ten (10);

                (ii) The monthly amount of pension payable to the Participant under the Pension Plan as of the date that his employment terminates assuming payment in the normal form applicable to him under the Pension Plan;

      provided, however, in no event shall the combined annual payment from this Plan and the Pension Plan to any Participant listed on the Minimum Benefit Schedule attached to this Plan as Exhibit A be less than the minimum Annual Amount for such Participant listed on the Minimum Benefit Schedule.

           (b) Reduction for Early Commencement of Supplemental Pensions. If a Participant's Supplemental Pension commences before the Participant attains age 62, his Supplemental Pension shall, unless otherwise provided in Exhibit A or in a Participation Agreement, be reduced for each year (or fraction thereof, based on full months) that the date of commencement precedes age 62. The reduction shall be made in the same manner as reductions are made for early commencement under the Pension Plan.

           (c) Cost of Living and Other Adjustments. A Participant who has begun to receive his Supplemental Pension shall be entitled to receive any cost of living or other adjustments to which he is otherwise entitled pursuant to the Pension Plan, and his Supplemental Pension shall not be reduced by such adjustments. If a Participant would not be entitled to receive a cost of living or other adjustment due to statutory or regulatory limitations on Pension Plan benefits, the Supplemental Pension shall be increased by the amount of such adjustment for the time the limitations are in effect.

           (d) Upon Involuntary Termination Prior to a Change in Control. The Supplemental Pension payable to a Participant who suffers an Involuntary Termination prior to a Change in Control shall be determined in accordance with paragraph (a) above, but for purposes of subparagraph (a)(i) shall be based upon his Compensation and years of vesting service under the Pension Plan as of the date of his Involuntary Termination.

      Section 5.3.  Form of Payment of Supplemental Pension:

           (a) Married Participants. If a Participant is married when his Supplemental Pension commences, it shall be paid in the form of a joint and 50% survivor annuity, with the Participant's spouse on the date payment commences as the joint annuitant.

           (b) Unmarried Participants. If a Participant is not married when his Supplemental Pension commences, it shall be paid in the form of a ten year certain and life annuity payable to the Participant or the Participant's named beneficiary.

      Section 5.4.  Commencement of Supplemental Pension:

           (a) Upon Retirement. The Supplemental Pension of a Participant who Retires shall commence at the time he begins receiving retirement benefits from the Pension Plan.

           (b) Upon Involuntary Termination Prior to a Change in Control. The Supplemental Pension of a Participant who suffers an Involuntary Termination prior to a Change in Control shall commence at the time he begins receiving retirement benefits from the Pension Plan.

      Section 5.5.  Supplemental Pensions After a Change in Control:

           (a) Eligibility For Supplemental Pension. Notwithstanding anything to the contrary in this Plan, a Participant shall be entitled to a Supplemental Pension, regardless of whether he has been an Eligible Employee for at least two years or is vested in his retirement benefits under the Pension Plan, if following a Change in Control of the Employer either (i) or (ii) occurs:

               (i) A Participant's employment is terminated on account of Disability or by the Employer for any reason other than for Cause.

               (ii) The Participant's participation in the Plan is terminated by the Employer prior to his termination of employment with the Employer for any reason other than for Cause.

           (b) Amount of Supplemental Pension. The Supplemental Pension payable to a Participant described in paragraph (a) above shall be calculated in the same manner as set forth in Section 9.1(c) for benefits payable in the event of a termination of the Plan, but based on his Compensation as of the date his participation in the Plan is terminated.

           (c) Commencement of Supplemental Pension. The Supplemental Pension payable to a Participant described in paragraph (a) above shall commence at the time the Participant begins receiving retirement benefits from the Pension Plan, or if he is not entitled to benefits from the Pension Plan when his employment is terminated, at the time he would otherwise be entitled to begin receiving retirement benefits under the Pension Plan if he were so entitled.

                                  ARTICLE  VI

                              Disability Benefits

      Section 6.1. Eligibility For Disability Benefits: A Participant shall be entitled to a Disability Benefit if he suffers a Disability prior to his Retirement.

      Section 6.2. Amount of Disability Benefits: The Disability Benefit payable to an eligible Participant shall equal (a) minus

(b) as follows:

            (a) One-twelfth (1/12th) of sixty percent (60%) of the Participant's Compensation calculated as of the date of his Disability.

            (b) The monthly amount of disability benefit payable to the Participant under the Group Long-Term Disability Plan as of the date that his employment terminates due to Disability.

      Section 6.3. Payment of Disability Benefits: A Participant's Disability Benefits shall commence at the same time such Participant begins receiving benefits from the Group Long-Term Disability Plan and shall continue for so long as benefits are paid under the Group Long-Term Disability Plan.

      Section 6.4.  Payment of Supplemental Pension to Disabled Participants:

           (a) Upon Reaching Normal Retirement Age. If a Participant who has suffered a Disability reaches his normal retirement age under the Pension Plan while still receiving Disability Benefits, such Participant shall be entitled to a Supplemental Pension commencing at the time Participant begins receiving retirement benefits from the Pension Plan regardless of whether the Participant has been an Eligible Employee for at least two years. The Supplemental Pension payable to such Participant shall be in the form provided in Section 5.3 and determined in accordance with Subsection 5.2(a). Upon commencement of a Participant's Supplemental Pension under this Section 6.4(a), such Participant's Disability Benefit under Section 6.3 hereof shall cease.

           (b) Prior to Reaching Normal Retirement Age. Notwithstanding the provisions of paragraph (a) above, a Participant receiving a Disability Benefit may elect to receive a Supplemental Pension at any time after becoming eligible to Retire and prior to his normal retirement age under the Pension Plan. If such an election is made, the Participant's Disability Benefits shall cease and the Participant shall commence receiving a Supplemental Pension in the form provided in Section 5.3 at the same time he begins receiving retirement benefits from the Pension Plan. The Supplemental Pension payable to such Participant shall be determined in accordance with Subsections 5.2(a) and (b), and shall be determined based on the Participant's Compensation as of the date that such individual terminated employment on account of disability.

                                 ARTICLE  VII

                                Death Benefits

      Section 7.1. Eligibility For Death Benefits: A Participant shall be entitled to a Death Benefit if he meets the requirements of either (a) or (b) as follows:

           (a) He dies before his employment with the Employer terminates or while receiving a Disability Benefit under this Plan.

           (b) He Retires, but dies before the commencement of his Supplemental Pension.

      Section 7.2.  Amount of Death Benefit:

           (a) In-Service Death: In the case of a Participant who dies as provided in Subsection 7.1(a), the Death Benefit will be the total of the following (i), (ii), and (iii):

                (i) A lump sum payment equal to two times the Participant's Compensation minus any amount payable under the Employer's Group Basic Life Insurance Plan (the "Lump Sum Death Benefit").

                (ii) A monthly benefit equal to one-twelfth of an amount equal to fifty percent of the Participant's Compensation at the time of his death (the "Monthly Death Benefit").

                (iii) If the Participant leaves a child or children to whom payments are to be made under Section 7.3 hereof, a monthly benefit equal to one-twelfth of an amount equal to twenty-five percent of the Participant's Compensation at the time of his death (the "Dependent Death Benefit").

           (b) Post Retirement Death: In the case of a Participant who dies as provided in Subsection 7.1(b), a Death Benefit will be paid in the amount and to the beneficiary that would have been applicable had the Participant's Supplemental Pension commenced in the month of his death.

      Section 7.3.  Form of Payment of Death Benefit:

           (a) Lump Sum and Monthly Death Benefits: The Lump Sum and Monthly Death Benefits are payable to the Participant's surviving spouse. If the Participant does not have a surviving spouse, the Lump Sum and Monthly Death Benefits are payable to the Participant's surviving children in equal shares (regardless of dependent status) or, if there are no surviving children, to the Participant's surviving parents or siblings as designated by the Participant for this purpose and in the manner specified by the Participant on a form supplied by the Employer. Payment of the Monthly Death Benefit shall be as a single life annuity if payable to Participant's surviving spouse or a 120-month term certain annuity if payable to a child, parent, or sibling.

           (b) Dependent Death Benefit: The Dependent Death Benefit is payable to the Participant's dependent children in equal shares until there cease to be any dependent children remaining. As each child loses his or her dependent status, the child's share of the Dependent Death Benefit shall be paid to the remaining dependent child or children in equal shares. A child of the Participant is deemed to be a dependent until the child reaches age eighteen or, if a full-time student (i.e. enrolled in twelve hours or more of courses of higher education), age 25, or until the child's death if earlier. At the discretion of the Plan Administrator, any dependent child's share of the Dependent Death Benefit may be paid to the Participant's surviving spouse or other guardian of such child if applicable and shall constitute full settlement of the Plan's obligation to such child with respect to such payment. If the Participant's surviving spouse dies while receiving the Monthly Death Benefit and while any dependent child or children of the Participant remain, then the Monthly Death Benefit shall be added to the Dependent Death Benefit and shall be payable in equal shares to the dependent children in the same manner and for the same time period as the Dependent Death Benefit.

      Section 7.4. Commencement of Death Benefits: The Death Benefits shall be paid, with respect to the Lump Sum Death Benefit, or shall commence, with respect to the Monthly and

Dependent Death Benefits, as of the first day of the month next following the Participant's death.

                                 ARTICLE  VIII

                                Administration

      Section 8.1. Plan Administration: The Plan shall be administered by the Board of Directors. The Board of Directors may, in its sole discretion, establish a committee to carry out the day-to-day administration of the Plan and may delegate any portion of its authority and responsibilities as Plan Administrator to such committee.

      Section 8.2. Powers of Plan Administrator: The Plan Administrator shall have the discretionary power and authority to interpret and administer the Plan according to its terms, including the power to construe and interpret the Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Plan, and to make equitable adjustments for any mistakes or errors in the administration and application of the Plan. The Plan Administrator shall have such additional powers as may be necessary to discharge its duties and responsibilities hereunder.

      Section 8.3. Calculation of Funding Obligations: The Employer shall calculate its funding obligations hereunder solely by using the actuarial assumptions and methodology set forth in Exhibit D hereto. In its discretion, at any time prior to a Change in Control of the Employer, the Employer may amend Exhibit D to change such actuarial assumptions and methodology, provided that such changes are communicated promptly in writing to all Participants, Retired Participants, and Beneficiaries. Upon and after a Change in Control of the Employer, the actuarial assumptions and methodology set forth in Exhibit D may be changed with respect to any Participant, Retired Participant, or Beneficiary only with the written consent of such affected Participant, Retired Participant, or Beneficiary. For purposes of this Section 8.3 only, and notwithstanding the foregoing, no actions or events related to the merger of United Cities Gas Company ("United Cities") with and into the Employer, as contemplated by the Agreement and Plan of Reorganization, dated as of July 19, 1996, between the Employer and United Cities, including shareholder approval of the Merger or the consummation of the Merger, shall constitute a Change in Control of the Employer that requires any consent be obtained pursuant to this Section 8.3.

      Section 8.4. Annual Statements: As soon as practicable after the end of each Plan Year, the Employer shall deliver to each Participant, Retired Participant, and Beneficiary a statement containing (i) the present value of the Employer's future benefit obligations to the Participant, Retired Participant, or Beneficiary; (ii) the actuarial assumptions used to calculate the present value of the Employer's future benefit obligations hereunder; and (iii) the current value of the assets, if any, held in a trust or other funding arrangement for the benefit of the Participant, Retired Participant, or Beneficiary.

                                  ARTICLE  IX

                           Miscellaneous Provisions

      Section 9.1.  Amendment or Termination of the Plan:

           (a) In General. Subject to the remaining provisions of this Section 9.1, the Board of Directors may by resolution, in its absolute discretion, from time to time, amend, suspend, or terminate any or all of the provisions of the Plan; provided, however, that no amendment, suspension, or termination may apply so as to decrease the payment to any Participant or beneficiary of any benefit under the Plan that he accrued prior to the effective date of such amendment, suspension, or termination unless the Participant has engaged in dishonest or competitive activities as described in Section 9.5 hereof.

           (b) Amendment That Decreases Benefits. If the Board of Directors amends the Plan and such amendment results in a decrease in the Supplemental Pension, Death Benefit or Disability Benefit that otherwise would be paid under this Plan but for the amendment, except as provided in subparagraphs (iii) and (iv) below, the Participant's Supplemental Pension, Death Benefit or

      Disability Benefit shall equal the sum of (i) and (ii) as follows:

                (i) The amount derived by multiplying the Participant's benefit calculated pursuant to the terms of the Plan in effect immediately prior to the amendment and based upon the Participant's Compensation used to calculate the appropriate benefit by the following fraction:
           The numerator is the number of years of vesting service the Participant has under the Pension Plan prior to the effective date of the amendment, and the denominator is the total number of years of vesting service the Participant has under the Pension Plan; however, neither the numerator nor the denominator shall exceed 10.

                (ii) The amount derived by multiplying the Participant's benefit as calculated pursuant to the terms of the Plan as amended based upon the Participant's Compensation used to calculate the appropriate benefit by the following fraction: The numerator is the number of years that the Participant participated in the Pension Plan after the effective date of the amendment (but this number when added to the numerator of the fraction in subparagraph (i) above, shall not exceed
           10) and the denominator is the total number of years of vesting service the Participant has under the Pension Plan (but this number shall not exceed 10).

                (iii) Notwithstanding the foregoing provisions of this paragraph
           (b), if the Plan is so amended before a Participant has five years of vesting service under the Pension Plan, the Participant's Supplemental Pension, Death Benefit or Disability Benefit shall be calculated solely in accordance with the terms of the Plan as amended.

                (iv) Notwithstanding the foregoing provisions of this paragraph
           (b), if any such amendment occurs upon or after a Change in Control, the Participant's Supplemental Pension shall at least equal the benefits which would be paid under paragraph (c) below if there was a termination of the Plan at the time of such amendment.

           (c)  Termination of the Plan.

                (i) If the Board of Directors terminates all or any portion of the Plan and such termination adversely affects a Participant's Supplemental Pension, such Participant shall be entitled to receive a Supplemental Pension whether or not such Participant has been an Eligible Employee for at least two years or has five years of vesting service under the

           Pension Plan at the time of such Plan termination.

                     (A) It shall be based upon the Participant's Compensation
                as of the date of the termination of the Plan;

                     (B) If payment of the Supplemental Pension begins before
                the Participant has ten years of vesting service in the Pension Plan, the reduction referred to in Section 5.2(a)(i) shall not apply;

                     (C) If payment of the Supplemental Pension begins before
                the Participant attains age 62, the reductions referred to in
                Section 5.2(b) shall not apply; and

                     (D) If the Participant is not otherwise vested under the
                Pension Plan, the calculation made under Subsection 5.2(a)(ii) above shall be made as if he were so vested.

           The Supplemental Pension determined under this paragraph (c) shall commence at the time the Participant begins receiving retirement benefits from the Pension Plan, or if he is not entitled to benefits from the Pension Plan when his employment is terminated, at the time he would otherwise be entitled to begin receiving retirement benefits under the Pension Plan if he were so entitled.

                (ii) If the Board of Directors terminates all or any portion of the Plan and such termination adversely affects the Disability Benefits or Death Benefits described in the Plan, a Participant shall continue to be entitled to the Disability Benefits or Death Benefits described in the Plan if he thereafter dies or suffers a Disability. Any such Death Benefit or Disability Benefit, however, shall be calculated as of the date of termination of such benefit or the Plan as if such date of termination was the date the Participant died or suffered a Disability. Payment of any such Death Benefit or Disability Benefit shall be made in accordance with the terms of the Plan as in effect immediately prior to the date of termination of such benefit or the Plan.

      Section 9.2. Nonguarantee of Employment: Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any employee, as a right of any employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its employees, with or without Cause. If a Participant's employment with the Employer is terminated without Cause or if the Participant's participation in the Plan is terminated for any reason other than resignation or termination of employment for Cause (except as otherwise provided in a Participation Agreement) the Participant shall be entitled to the benefits payable under this Plan that have accrued prior to the termination of employment or Plan participation. If such termination occurs upon or after a Change in Control, the Participant's right to a Supplemental Pension shall immediately vest regardless of whether the Participant has been an Eligible Employee for at least two years or has five years of vesting service under the Pension Plan as of the date of such termination. The amount of the benefits payable under this Plan to such a Participant (except as otherwise provided in a Participation Agreement) shall, if such termination occurs upon or after a Change of Control, be calculated in the same manner as set forth in Section 9.1 above for benefits payable in the event of a termination of the Plan. Notwithstanding any provision to the contrary herein contained, if, prior to a Change of Control, a Participant's employment with the Employer is terminated without Cause or if the Participant's participation in the Plan is terminated for any reason other than resignation or termination of employment for Cause, then, except as otherwise provided in a Participation Agreement, the amount of the benefits payable under this Plan to such Participant shall be calculated in the manner set forth in Section 5.2 above and the Participant's right to a Supplemental Pension shall vest only if the Participant has been an Eligible Employee for at least two years and has five years of vesting service under the Pension Plan as of the date of such termination.

      Section 9.3. Nonalienation of Benefits: To the extent permitted by law, benefits payable under this Plan shall not, without the Plan Administrator's consent, be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Any unauthorized attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or otherwise dispose of any right to benefits payable hereunder shall be void. No part of the assets of the Employer shall be subject to seizure by legal process resulting from any attempt by creditors of or claimants against any Participant or beneficiary or any person claiming under or through the foregoing to attach his interest under the Plan.

      Section 9.4. Liability: No director, officer, or employee of the Employer shall be liable for any act or action, whether of commission or omission, taken by any other director, officer, employee, or agent of the Employer under the terms of the Plan or, except in circumstances involving his bad faith, for anything done or omitted to be done by him under the terms of the Plan.

      Section 9.5. Noncompetition Agreement: All Participants in the Plan shall have entered into Noncompetition Agreements in the form attached hereto as Exhibit B as a condition to their participation in the Plan. Notwithstanding any other provisions of this Plan to the contrary, no benefits shall be payable under the Plan, and payment of benefits will cease, if a Participant is in breach of such agreement at any time during the term of such agreement.

      Section 9.6. Participation Agreement: Each Participant shall enter into a Participation Agreement as a condition to his participation in the Plan. Such Participation Agreement shall constitute a separate and enforceable agreement between the Employer and the Participant regarding the Participant's rights in the Plan.

      Section 9.7. Successors to the Employer: Any successor to the Employer hereunder, which successor continues or acquires any of the business of the Employer, shall be bound by the terms of this Plan in the same manner and to the same extent as the Employer.

     IN WITNESS WHEREOF, and as conclusive evidence of its adoption of this Amended and Restated Supplemental Executive Benefits Plan, the Employer has caused this Plan to be duly executed on this 13th day of November, 1996, to be effective as of the date set forth in Section 1.2 above.

                                         ATMOS ENERGY CORPORATION

                                         By: /s/ ROBERT F. STEPHENS
                                             -----------------------------------
                                             Robert F. Stephens
                                             President and Chief Operating
                                             Officer

                                   EXHIBIT A

                            MINIMUM BENEFIT SCHEDULE


     One twelfth (1/12th) of the Annual Amount set forth below for a Participant is the minimum total monthly pension amount payable from this Plan and the Pension Plan to the Participant so long as payment commences no earlier than the specified Earliest Commencement Age. Earlier commencement will result in reduction under Section 5.2 of this Plan, except in the case of Mr. Vaughan, whose benefits under this Plan (including the minimum Annual Amount stated below) are payable upon his retirement at any time after he has reached age fifty-five (55).

 Participant Name                   Annual Amount                    Earliest
                                                                    Commencement
                                                                        Age

E. G. Carter                           $ 84,503                         62
J. A. Enloe                              76,924                         62
N. V. Fariss                             84,060                         62
D. E. James                             104,668                         62
W. P. McKee, Jr.                         79,851                         62
H. E. Neel                              100,259                         62
J. F. Purser                            124,625                         62
C. G. Shaffer                            69,499                         62
R. F. Stephens                          143,028                         62
C. K. Vaughan                           277,103                         55

                                  EXHIBIT A-1

                      CALCULATION OF SUPPLEMENTAL PENSION


     The monthly Supplemental Pension paid under the Plan shall be equal to the amount provided in paragraph (a) below minus the amount provided in paragraph
(b) below as follows:

     a. One-twelfth (1/12th) of an amount equal to ninety percent (90%) of Compensation with respect to C. K. Vaughan and seventy-five percent (75%) of Compensation with respect to all other Participants; provided, however, that if the Participant has fewer than ten (10) years of vesting service under the Pension Plan, the above amount shall be reduced by one-tenth (1/10th) for each year by which his vesting service is fewer than ten (10).

     b. The monthly amount of pension payable to the Participant under the Pension Plan as of the date that his employment terminates assuming payment in the normal form applicable to him under Section 7.1 or 7.2 of the Pension Plan.

                                   EXHIBIT B

                           NONCOMPETITION AGREEMENT



     THIS NONCOMPETITION AGREEMENT is entered into as of the ____________ day of _______________________, 199_, by and between ATMOS ENERGY CORPORATION, a Texas corporation (the "Employer"), and ______________________ ("Participant").

                              W I T N E S S E T H:

     WHEREAS, the Employer has adopted the Atmos Energy Corporation Supplemental Executive Benefits Plan (the "Plan"), pursuant to which certain executive or management employees of the Employer are eligible to receive supplemental retirement, disability, and death benefits; and

     WHEREAS, in accordance with the requirements of the Plan and as an inducement to the Employer to allow Participant's participation in the Plan, Participant has agreed to execute and enter into this Agreement;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Participant agrees that, during the term of this Agreement, Participant shall not (a) participate, directly or indirectly, as an employee, agent, representative, officer, director, stockholder, partner, joint venturer, or otherwise or (b) have any direct or indirect financial interest in any form in any business that sells or offers for sale, directly or indirectly, any products or services that are competitive with the products or services sold or offered for sale by the Employer in any geographic location in which the Employer shall be doing business during such period of time as Participant is a participant in the Plan; provided, however, that the ownership by Participant of any stock listed on a national securities exchange of any corporation conducting a competing business shall not be deemed a violation of this Agreement if the aggregate amount of such stock owned by Participant does not exceed one percent (1%) of the total outstanding stock of such corporation.

     2. In the event of a breach or threatened breach of the provisions of this Agreement by Participant, the Employer shall be entitled (as an absolute right and without the necessity of proving irreparable injury or damages and in addition to any other remedies available under the Plan or otherwise) to an injunction restraining Participant from such violation.

     3. If any provision of this Agreement shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair, or invalidate the remainder of this Agreement but shall be confined in its operation to the provisions of this Agreement directly involved in the controversy in which such judgment shall have been rendered. To the extent that the provisions of this Agreement are adjudged to be invalid or unenforceable, this Agreement shall be construed and (in the absence of such construction) reformed so as to allow the maximum benefit of the provisions of this Agreement permitted by law. If, however, this Agreement shall for any reason be held by a court of competent jurisdiction to be excessively broad as to time, duration, geographical scope, activity, or subject matter, it shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable laws as they shall then appear.

     4. This Agreement shall become effective as of the commencement of Supplemental Pension or Disability Benefits from the Plan and shall terminate upon the earliest to occur of (i) five (5) years from the date Participant begins receiving Supplemental Pension or Disability Benefits from the Plan, (ii) the attainment of age 67 by Participant, or (iii) Participant's death.

     5. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF, the parties hereto have executed this Noncompetition Agreement as of the date first written above.



PARTICIPANT                                   ATMOS ENERGY CORPORATION


                                              By:
------------------------------------          ----------------------------------

                                   EXHIBIT C

                            PARTICIPATION AGREEMENT


     THIS PARTICIPATION AGREEMENT is entered into as of the ___________ day of ___________________, 19__ by and between ATMOS ENERGY CORPORATION, a Texas corporation (the "Employer"), and ___________________ ("Participant").


                              W I T N E S S E T H:

     WHEREAS, the Employer has adopted the Atmos Energy Corporation Supplemental Executive Benefits Plan (the "Plan"), pursuant to which certain executive or management employees of the Employer may receive supplemental retirement, disability, and death benefits; and

     WHEREAS, in accordance with Section 9.6 of the Plan, the Employer and Participant have agreed to execute and enter into this Agreement;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Agreement. The Employer hereby agrees to provide to Participant the benefits described in the Plan pursuant to the terms and conditions set forth in the Plan and in this Agreement.

     2. Amendment or Termination of the Plan; Termination of Participant Without Cause. The Employer hereby agrees that, if it

         (i) amends or terminates the Plan in such a manner that results in a decrease in the amount of the benefits to be paid under the Plan to Participant, or

         (ii) terminates Participant's employment without Cause, or

         (iii) terminates Participant's participation in the Plan for any reason other than Participant's resignation or termination of Participant's employment for Cause,

Participant shall have the right to, and the Employer agrees to pay to Participant, any benefits accrued prior to the effective date of such amendment or termination of the Plan or of such termination of Participant's employment with the Employer or participation in the Plan. The amount of benefits that shall be paid under this Paragraph 2 shall be calculated as follows:

          (a) In the event the Employer amends the Plan and such amendment results in a decrease in the amount of the Supplemental Pension, Disability Pension, or Death Benefit that would be paid under the Plan but for the amendment thereof, the amount of Participant's benefit shall be the sum of:

              (i) Participant's benefit as calculated pursuant to the terms of the Plan in effect immediately prior to the amendment thereof, based upon Participant's Compensation as of the date of his retirement, disability, or death, multiplied by a fraction, the numerator of which shall be the number of years of vesting service by Participant in the Pension Plan prior to the effective date of the amendment (which number shall not be less than 5 nor greater than 10) and the denominator of which shall be the total number of years of vesting service by Participant in the Pension Plan (which number, for purposes of calculating Participant's Supplemental Pension, shall not be greater than 10); plus

              (ii) Participant's benefit as calculated pursuant to the terms of the Plan as amended, based upon Participant's Compensation as of the date of his retirement, disability, or death, multiplied by a fraction, the numerator of which shall be the number of years that Participant participated in the Pension Plan after the effective date of the amendment (which number, for purposes of calculating Participant's Supplemental Pension, when added to the numerator of the fraction in clause (i) above, may not exceed 10) and the denominator of which shall be the total number of years of vesting service by Participant in the Pension Plan (which number for purposes of calculating Participant's Supplemental Pension, shall not be greater than 10);

provided, however, that if the Plan is so amended prior to Participant's fifth year of vesting service in the Pension Plan, Participant's Supplemental Pension payable hereunder shall be calculated solely in accordance with the terms of the Plan as amended; provided, further, that, if such amendment occurs upon or after a "Change in Control" (as defined in Subparagraph 3(b) below), Participant's Supplemental Pension must be at least equal to that calculated pursuant to the provisions of Section 9.1 of the Plan for benefits payable in the event of a termination of the Plan.

     (b) In the event the Employer terminates the Plan or any portion thereof and such termination affects the Disability Pension or Death Benefit described in the Plan, Participant's Disability Pension and Death Benefit shall be calculated as of the date of termination of such benefit as though the date of such termination was the date that

Participant became disabled or died. Such Disability Pension and Death Benefit shall become payable, however, only upon Participant's disability or death occurring in accordance with the terms of the Plan or any portion thereof in effect immediately prior to the date of its termination.

     (c) In the event the Employer terminates the Plan or any portion thereof and such termination affects the Supplemental Pension described in the Plan, Participant's right to a Supplemental Pension shall immediately vest regardless of whether Participant has been a corporate officer of the Employer or the president of an Operating Division (hereafter an "Eligible Employee") for at least two years or has five years of vesting service under the Pension Plan. In such event, Participant's Supplemental Pension shall be the amount determined in accordance with Section 5.2 of the Plan except that

          (i) it shall be based upon Participant's Compensation as of the date of the termination of the Plan,

          (ii) the Participant shall be treated as having the number of years of benefits service under the Pension Plan as he would have if he remains in the Pension Plan until he reaches his Earliest Commencement Age as set forth in the Minimum Benefit Schedule attached to the Plan as Exhibit A or, if Participant is not listed on the Minimum Benefit Schedule, age 62, and

           (iii) if Participant is not fully vested under the Pension Plan, the calculation made under paragraph (b) of Exhibit A-1 to the Plan shall be made on the basis of the monthly amount of pension that would be payable to Participant if he were so fully vested.

     (d) If, at any time prior to a "Change in Control" (as defined in Subparagraph 3(b) hereof), Participant's employment with the Employer is terminated without Cause (as defined in Subparagraph 2(e) below) or if Participant's participation in the Plan is terminated for any reason other than resignation or termination of employment for Cause, Participant shall nevertheless be entitled to the benefits payable under the Plan that have accrued prior to the termination of Participant's employment or Plan participation, the amount of such benefits to be calculated in the manner set forth in Section 5.2 of the Plan; provided, however, that Participant's right to a Supplemental Pension shall vest only if Participant has been an Eligible Employee for at least two years and has at least five years of vesting service under the Pension Plan as of the date of such termination. The amount of the benefits payable under the Plan to Participant in such event shall be calculated in the same manner as set forth in Subparagraph 2(c) above for benefits payable in the event of a termination of the Plan.

           (e) As used in this Agreement, "Cause" for termination of employment shall mean termination upon

                (i) the willful and continued failure by Participant to substantially perform his duties with the Employer (other than any such failure resulting from Participant's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Participant by the Employer that specifically identifies the manner in which the Employer believes that Participant has not substantially performed his duties, or

                (ii) Participant's willful engagement in conduct that is demonstrably and materially injurious to the Employer, monetarily or otherwise.

           For purposes of this Subparagraph, no act, or failure to act, on Participant's part shall be deemed "willful" unless done, or omitted to be done, by Participant not in good faith and without a reasonable belief that the action or omission was in the best interests of the Employer. Notwithstanding the foregoing, Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board of Directors of the Employer at a meeting of such Board of Directors called and held for such purpose (after reasonable notice to Participant and an opportunity for Participant, together with Participant's counsel, to be heard before the Board of Directors), finding that in the good faith opinion of the Board of Directors that Participant was guilty of conduct set forth above in clauses (i) or (ii) of this Subparagraph 2(e) and specifying the particulars thereof in detail.

     3.  Change in Control.

           (a) Notwithstanding anything expressly or impliedly to the contrary contained in this Agreement or the Plan, if, following a Change in Control of the Employer, Participant's employment is terminated by the Employer, or he is demoted or reassigned to a position that causes him to cease to be an Eligible Employee, for any reason other than for Cause (as defined in Subparagraph 2(e) above), Participant shall nevertheless be entitled to receive a Supplemental Pension at such time as he becomes entitled to receive a benefit under the Pension Plan regardless of whether Participant has been an Eligible Employee for at least two years or has five years of vesting service under the Pension Plan at the time of such termination, demotion, or reassignment. Such Supplemental Pension shall be calculated in the same manner as set forth in Subparagraph 2(c) above for benefits payable in the event of a termination of the Plan.

          (b) As used in this Paragraph 3, a "Change in Control" of the Employer shall be deemed to have occurred if:

          (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Employer, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Employer representing 33-1/3% or more of the combined voting power of the Employer's then outstanding securities; or

          (ii) during any period of two consecutive years individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Employer to effect a transaction described in clauses (i) or (ii) of this Paragraph) whose election by the Board or nomination for election by the Employer's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

          (iii) the shareholders of the Employer approve a merger or consolidation of the Employer with any other corporation, other than a merger or consolidation which would result in the voting securities of the Employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of the Employer or such surviving entity outstanding immediately after such merger or consolidation; or

          (iv) the shareholders of the Employer approve a plan of complete liquidation of the Employer or an agreement for the sale or disposition by the Employer of all or substantially all the Employer's assets.

     4. Limitations. Except as otherwise provided in Paragraph 3 of this Agreement, Participant agrees that nothing in this Agreement or the Plan shall entitle him, or be deemed to entitle him, to receive a Supplemental Pension under the Plan if

           (i) he has not met the requirements for a Supplemental Pension as set forth in the Plan,

           (ii) his employment with the Employer is terminated prior to his reaching the age of eligibility for the immediate commencement of his Pension Plan benefit due to resignation, or

           (iii) his employment with the Employer is terminated for Cause (as defined in Subparagraph 2(e) above).

     5. Amendment. No amendment or termination of the Plan by the Employer shall constitute an amendment or termination of this Agreement. This Agreement may be amended or modified only by the written agreement of the parties hereto, and will terminate only upon the occurrence of the earlier of the following events: (i) the execution of a written agreement to terminate this Agreement signed by all of the parties hereto, (ii) the satisfaction of all of the Employer's obligations to Participant under the Plan and this Agreement, (iii) the termination by Participant of Participant's employment with the Employer by resignation effective prior to Participant reaching age 55, unless such resignation occurs after a Change in Control, (iv) the termination for Cause of Participant's employment with the Employer, or (v) the breach by Participant of any of the terms or provisions of the Noncompetition Agreement executed by Participant in accordance with the Plan.

     6. Funding. Not later than the time the Participant Retires or becomes eligible to receive an unreduced Supplemental Pension under the Plan, whichever occurs first, the Employer shall contribute to a trust or other funding arrangement an amount necessary to fund 100% of the then-present value of the Participant's accrued Supplemental Pension. Notwithstanding the foregoing, immediately upon a Change in Control, the Employer shall contribute to a trust or other funding arrangement an amount necessary to fund 100% of the then-present value of all Supplemental Pension benefits (vested and unvested) payable under this Agreement and/or the Plan to the Participant, regardless of whether the Participant is then eligible to Retire or to receive an unreduced Supplemental Pension. The amount required to be funded by this Paragraph 6 shall be calculated in accordance with Paragraph 7 hereof. The Employer shall review the funding status of the trust or other funding arrangement established under this Paragraph 6 on an annual basis and shall make contributions thereto as may be required to maintain the value of the assets thereof at no less than 100% of the then-present value of all such Supplemental Pension benefits. For purposes of this Paragraph 6 only, notwithstanding the foregoing, no actions or events related to the merger of United Cities Gas Company ("United Cities") with and into the Employer, as contemplated by the Agreement and Plan of Reorganization, dated as of July 19, 1996, between the Employer and United Cities (the "Merger"), including shareholder approval of the Merger or the consummation of the merger, shall constitute a Change in Control of the Employer that requires the Employer to make any contributions pursuant to this Paragraph 6.

     7. Calculation of Funding Obligations. The Employer shall calculate its funding obligations under this Agreement and the Plan solely by using the actuarial assumptions and methodology set forth in Exhibit D to the Plan. Upon and after a Change in Control of the Employer, the actuarial assumptions and methodology set forth in Exhibit D may be changed with respect to the Participant or, if applicable, his Beneficiary, only with the Participant's, or, if applicable, his Beneficiary's, written consent. For purposes of this Paragraph 7 only, and notwithstanding the foregoing, no actions or events related to the merger of United Cities Gas Company ("United Cities") with and into the Employer, as contemplated by the Agreement and Plan of Reorganization, dated as of July 19, 1996, between the Employer and United Cities, including shareholder approval of the Merger or the consummation of the merger, shall constitute a Change in Control of the Employer that requires any consent be obtained pursuant to this Paragraph 7.

     8. Annual Statements: As soon as practicable after the end of each Plan Year, the Employer shall deliver to the Participant or, if applicable, his Beneficiary, a statement containing (i) the present value of the Employer's future benefit obligations to the Participant, or, if applicable, his Beneficiary; (ii) the actuarial assumptions used to calculate the present value of the Employer's future benefit obligations under the Plan; and (iii) the current value of the assets, if any, held in any trust or other funding arrangement for the benefit of the Participant, or, if applicable, his Beneficiary.

     9. No Guarantee of Employment. Nothing contained in this Agreement shall be construed as a contract of employment between the Employer and Participant, or as a right of Participant to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge Participant with or without cause.

     10. Legal Fees and Expenses. The Employer agrees to pay any and all legal fees and expenses incurred by Participant in seeking to obtain or enforce any right or benefit provided by this Agreement.

     11. Capitalized Terms. Each capitalized term used in this Agreement that is not otherwise defined herein shall have the same meaning attributed to it in the Plan.

     12. Agreement Binding on Successors to the Employer. Any successor to the Employer hereunder, which successor continues or acquires any of the business of the Employer, shall be bound by the terms of this Agreement in the same manner and to the same extent as the Employer.

     13. Prior Agreements Superseded. The terms of this Agreement supersede the terms of all prior Participation Agreements between Participant and the Employer.

     14. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF, the parties hereto have executed this Participation Agreement as of the date first written above.

PARTICIPANT:                               ATMOS ENERGY CORPORATION:


                                           By:
------------------------------------           ---------------------------------

                                   EXHIBIT D

                           ATMOS ENERGY CORPORATION

                 SUMMARY OF ACTUARIAL ASSUMPTIONS AND METHODS
                                      FOR
                         DETERMINING ANNUAL SEBP TRUST
                              FUNDING LIABILITIES

Actuarial Assumptions

Discount Rate                                           8%

Mortality
     Prior to Age 62                                    None
     After Age 62                               IRS Applicable Table
                                                (50/50 GAM83)

Salary Scale                                            0%

Method for Determining Liabilities

The liability determined is the present value as of the valuation date of the projected age 62 SEBP benefit. The projected age 62 benefit is based on SEBP compensation determined as the sum of (1), (2) and (3) as follows:

1. The greater of (A) the Participant's annual base salary at the date of his termination of employment, or (B) the average of the Participant's annual base salary for the highest three (3) calendar years (whether or not consecutive) of the Participant's employment with the Employer.

2. The greater of (A) the Participant's last Performance Award or (B) the average of the highest three (3) Performance Awards (whether or not consecutive).

3. The Participant's annual car allowance amount at the date of his termination of employment.

     The qualified plan offset is the projected age 62 qualified plan benefit with no salary scale or wage base projections.

     This summary is hereby approved effective November 13, 1996 by:




                                    ------------------------
                                    Robert F. Stephens
                                    President and Chief
                                    Operating Officer

                                    Atmos Energy Corporation

                                    Date:  November 13, 1996